EXHIBIT 10.1
CHENIERE ENERGY PARTNERS, L.P.
17,590,360 Common Units
Representing Limited Partner Interests

COMMON UNIT PURCHASE AGREEMENT
February 24, 2013
Purchasers listed on Schedule I attached hereto
Ladies and Gentlemen:
Cheniere Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), agrees with each of each of the persons listed on Schedule I attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”) to sell the number of common units, each representing a limited partner interest in the Partnership (the “Common Units”), listed next to each such Purchaser's name on Schedule I attached hereto (collectively, the “Units”). The obligations of each Purchaser are several and not joint, and the failure of any Purchaser to purchase the Units to be purchased by such Purchaser shall not impact the obligation of any other Purchaser; provided that Units resulting in an aggregate of $150,000,000 of net proceeds to the Partnership must be purchased hereunder for any Purchaser to have any obligations hereunder.
The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 15 hereof.
It is understood that as of the date hereof:
(a)the Partnership is an indirect majority owned subsidiary of Cheniere Energy, Inc., a Delaware corporation (“Cheniere”);

(b)Cheniere indirectly owns 100% of the limited liability company interests in Cheniere LNG Holdings, LLC, a Delaware limited liability company (“Holdings”);

(c)Cheniere indirectly owns 100% of the limited liability company interests in Cheniere Class B Units Holdings, LLC, a Delaware limited liability company (“CBUH”), which owns 33,333,334 Class B Units (as defined in the partnership agreement of the Partnership (the “Partnership Agreement”)) of the Partnership;

(d)Holdings owns 100% of the limited liability company interests in Cheniere Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), which is the sole general partner of the Partnership, and which owns a 2.0% general partner interest in the Partnership;

(e)Holdings owns 100% of the limited liability company interests in Cheniere Subordinated Units Holdings, LLC, a Delaware limited liability company (“Subsidiary Holdings”), which owns all of the outstanding subordinated units in the Partnership (the “Subordinated Units”);

(f)Holdings owns 100% of the limited liability company interests in Cheniere Common Units Holding, LLC, a Delaware limited liability company (“Common Units Holding”);

(g)the Partnership owns 100% of the limited liability company interests in Cheniere Energy Investments, LLC, a Delaware limited liability company (“Investments”);

(h)Investments owns 100% of the limited liability company interests in Cheniere Midstream Services, LLC, a Delaware limited liability company (“Midstream Services”);

(i)Investments owns 100% of the limited liability company interests in Cheniere NGL Pipeline, LLC, a Delaware limited liability company (“NGL Pipeline”);

(j)Investments owns 100% of the outstanding limited liability company interests in Sabine Pass LNG-GP, LLC, a Delaware limited liability company (the “Operating GP”), which is the sole general partner of Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine Pass”), and which owns a non-economic general partner interest in Sabine Pass;

(k)Investments owns 100% of the limited liability company interests in Sabine Pass LNG-LP, LLC, a Delaware limited liability company (the “Operating LP”), which owns a 100% limited partner interest in Sabine Pass and 100% of the limited liability company interests in Sabine Pass Liquefaction, LLC (the “Liquefaction Company”), a Delaware limited liability company; and

(l)Sabine Pass owns 100% of the limited liability company interests in Sabine Pass Tug Services, LLC, a Delaware limited liability company (“Tug Services”).

The Partnership, the General Partner, Investments, Midstream Services, NGL Pipeline, the Operating GP, the Operating LP, Sabine Pass, the Liquefaction Company and Tug Services shall be referred to collectively as the “Partnership Entities.”
This is to confirm the agreement between the Partnership and the Purchasers concerning the purchase of the Units from the Partnership by the Purchasers.

1.Representations and Warranties. The Partnership represents and warrants to each of the Purchasers as set forth below in this Section 1.

(a)Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-183780) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of securities of the Partnership, including the Units. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and except to the extent the Purchasers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Purchasers prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Partnership has advised the Purchasers, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b)No Material Misstatements or Omissions in Registration Statement or Final Prospectus. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) (the “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and to be made in the Final Prospectus and any further amendments or supplements to the Registration Statement or Final Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements made under the heading “Cash Distribution Policy and Restrictions on Distributions.

(c)No Material Misstatements or Omissions in Disclosure Package. The Disclosure Package does not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement did not, and the Final Prospectus when it is first filed in accordance with Rule 424(b) and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under this Agreement (if a party hereto), to own or lease and to operate its properties and to conduct its business, in each case as described in the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties, taken as a whole, whether or not from transactions arising in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability.

(f)Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Final Prospectus. The Operating GP has full power and authority to act as general partner of Sabine Pass in all material respects as described in the Disclosure Package and the Final Prospectus.

(g)Ownership of the General Partner. Holdings owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Holdings owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except for restrictions on transferability as described in the Disclosure Package and the Final Prospectus and restrictions on transferability set forth in the Investors' and Registration Rights Agreement dated as of July 31, 2012 by and among Cheniere, the Partnership, the General Partner, CBUH, Blackstone CQP Holdco LP and the other investors party thereto from time to time (the “IRRA”)).

(h)Valid Issuance of the Units. The Units to be purchased by the Purchasers from the Partnership have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act.)

(i)Capitalization. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 39,488,488 Common Units, 135,383,831 Subordinated Units, 6,289,911 General Partner Units (as defined in the Partnership Agreement), 133,333,334 Class B Units and the incentive distribution rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”), which are the only partnership interests in the Partnership issued and outstanding. Such Common Units, Subordinated Units, Class B Units and Incentive Distribution Rights, together with the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership represented by such General Partner Units. Such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement. Subsidiary Holdings owns all of the Subordinated Units, Common Units Holding owns 11,963,488 Common Units; CBUH owns 33,333,334 Class B Units and the General Partner owns all of General Partner Units and the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability set forth in the Partnership Agreement, the other Liens described in the Disclosure Package and the Final Prospectus and restrictions on transferability set forth in the IRRA).

(j)Ownership of Investments. The Partnership owns 100% of the limited liability company interests in Investments; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Investments (the “Investments LLC Agreement”) and are fully paid (to the extent required by the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Investments LLC Agreement).

(k)Ownership of Midstream Services. Investments owns 100% of the limited liability company interests in Midstream Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Midstream Services (the “Midstream Services LLC Agreement”) and are fully paid (to the extent required by the Midstream Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Midstream Services LLC Agreement).

(l)Ownership of NGL Pipeline. Investments owns 100% of the limited liability company interests in NGL Pipeline; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NGL Pipeline (the “NGL Pipeline LLC Agreement”) and are fully paid (to the extent required by the NGL Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the NGL Pipeline LLC Agreement).

(m)Ownership of the Operating GP. Investments owns 100% of the issued and outstanding limited liability company interests of the Operating GP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating GP (the “Operating GP LLC Agreement”) and are fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Operating GP LLC Agreement).

(n)Ownership of the Operating LP. Investments owns 100% of the limited liability company interests in the Operating LP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating LP (the “Operating LP LLC Agreement”) and are fully paid (to the extent required by the Operating LP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Operating LP LLC Agreement).

(o)Ownership of the General Partner Interest in Sabine Pass. The Operating GP is the sole general partner of Sabine Pass and owns a non-economic general partner interest in Sabine Pass; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Sabine Pass (the “Sabine Pass Partnership Agreement”); and the Operating GP owns such general partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Final Prospectus or the Sabine Pass Partnership Agreement and Liens granted to secure the indebtedness outstanding under the Indenture, dated November 9, 2006, between Sabine Pass and The Bank of New York (the “Sabine Indenture”));

(p)Ownership of the Limited Partner Interest in Sabine Pass. The Operating LP owns a 100% limited partner interest in Sabine Pass; such limited partner interest has been duly authorized and validly issued in accordance with the Sabine Pass Partnership Agreement and is fully paid (to the extent required under the Sabine Pass Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating LP owns such limited partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Final Prospectus or the Sabine Pass Partnership Agreement and Liens granted to secure the indebtedness outstanding under the Sabine Indenture).

(q)Ownership of the Liquefaction Company. Operating LP owns 100% of the limited liability company interests in the Liquefaction Company; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Liquefaction Company (the “Liquefaction Company LLC Agreement”) and are fully paid (to the extent required by the Liquefaction Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Operating LP owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Liquefaction Company LLC Agreement and Liens granted to secure the indebtedness outstanding under (i) the Credit Agreement (Term Loan A), dated as of July 31, 2012, among the Liquefaction Company, Société Générale, as Term Loan A Administrative Agent and Common Security Trustee, and the lenders party thereto from time to time (the “Liquefaction Credit Agreement”) and (ii) the Indenture, dated as of February 1, 2013, among the Liquefaction Company, any guarantors party thereto and The Bank of New York Mellon, as trustee) (the “Liquefaction Indenture”).

(r)Ownership of Tug Services. Sabine Pass owns 100% of the limited liability company interests in Tug Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Tug Services (the “Tug Services LLC Agreement”) and are fully paid (to the extent required by the Tug Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine Pass owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Tug Services LLC Agreement and Liens granted to secure the indebtedness outstanding under the Sabine Indenture).

(s)No Other Subsidiaries. Except for other Partnership Entities, none of the Partnership Entities owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t)No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Final Prospectus or as have been waived, there are no (i) preemptive rights or other rights to subscribe for or to purchase any equity securities of the Partnership Entities, (ii) any restrictions upon the voting or transfer of any equity securities of the Partnership Entities, except pursuant to the Sabine Indenture, the Liquefaction Credit Agreement, the Liquefaction Indenture or the IRRA, or (iii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(u)Authority and Authorization. The Partnership has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership or any of its partners, as the case may be, for approving the authorization, issuance, sale and delivery of the Units, and the consummation of the transactions contemplated by this Agreement, have been validly taken.

(v)Authorization, Execution, Delivery and Enforceability of this Agreement. This Agreement has been duly authorized, executed and delivered by, or on behalf of, the Partnership and constitutes a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(w)Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Partnership Agreement, the GP LLC Agreement, the Investments LLC Agreement, the Operating GP LLC Agreement, the Operating LP LLC Agreement, the Midstream Services LLC Agreement, the NGL Pipeline LLC Agreement, the Sabine Pass Partnership Agreement, the Liquefaction Company LLC Agreement and the Tug Services LLC Agreement has been duly authorized, executed and delivered by each Partnership Entity party thereto and, with respect to the GP LLC Agreement, Holdings and is a valid and legally binding agreement of such entity, enforceable against such entity in accordance with its terms; provided, however, that with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(x)No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership or (iii) the consummation of any other transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document (collectively, the “Constituent Documents”) of any Partnership Entity, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Partnership Entity or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any Partnership Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Partnership to consummate the transactions provided for in this Agreement.

(y)No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Partnership Entity or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms thereof by the Partnership or (iii) the consummation of any other transactions contemplated by this Agreement, except (x) for such permits, consents, approvals and similar authorizations under (A) the Act that have been obtained or made (other than those relating to the filing of the Prospectus with the Commission), (B) the Exchange Act and (C) blue sky laws of any jurisdiction, and (y) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Partnership to consummate the transactions provided for in this Agreement.

(z)No Defaults. None of the Partnership Entities is (i) in violation of its Constituent Documents or any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (ii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, if continued, would have a Material Adverse Effect.

(aa)Conformity of Units to Description. The Units conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(bb)No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Disclosure Package and the Final Prospectus, (i) there has been no Material Adverse Effect or any development that may reasonably be expected to result in a Material Adverse Effect, (ii) there have been no material transactions entered into by the any of the Partnership Entities, on a consolidated basis, other than transactions in the ordinary course of business, (iii) none of the Partnership Entities have incurred any material liabilities or obligations, direct or contingent other than in the ordinary course of business, (iv) the Partnership Entities, on a consolidated basis, have not, other than regular quarterly distributions and accrued Class B Units, declared, paid or made a material dividend or distribution of any kind on any class of its units of beneficial interest (other than dividends or distributions from wholly owned subsidiaries), (v) the Partnership is not in default under the terms of any class of securities of the Partnership or any outstanding debt obligations, if any, which would result in a Material Adverse Effect, (vi) there has not been any change in the authorized or outstanding units of the Partnership and (vii) there has not been any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing or future bank lines of credit) of the Partnership Entities, on a consolidated basis.

(cc)No Labor Dispute. No labor problem or dispute with the employees of any Partnership Entity exists or, to the knowledge of the Partnership, is threatened or imminent, that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(dd)Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Partnership Entities as of the dates and for the periods indicated; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The selected financial data set forth under the caption “Selected Financial Data” in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into the Final Prospectus and the Registration Statement, are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which they have been derived.

(ee)XBRL. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(ff)Independent Public Accountants. Ernst & Young LLP, who has audited certain financial statements of the Partnership and delivered its reports with respect to the audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act.

(gg)Litigation. Except as described in the Disclosure Package and the Final Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Partnership Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the issuance or sale of the Units or (C) in any manner draw into question the validity of this Agreement.

(hh)Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Final Prospectus as owned by Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Final Prospectus or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package or the Final Prospectus; with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package or the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package or the Final Prospectus; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)Rights-of-Way. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, each of the Partnership Entities has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(jj)Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(kk)Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(ll)Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary's equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary's property or assets to the Partnership or any other subsidiary of the Partnership, except in connection with the Sabine Indenture, the Liquefaction Indenture, the Liquefaction Credit Facility or as otherwise described in or contemplated by the Disclosure Package and the Final Prospectus.

(mm)Possession of Licenses and Permits. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(nn)Environmental Laws. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(oo)Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Partnership Entities, and (ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Partnership Entities.

(pp)ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(qq)Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package but are not so described, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(rr)Sarbanes-Oxley Act of 2002. Except as set forth in the Disclosure Package and Final Prospectus, the Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the NYSE MKT LLC (the “NYSE MKT”) that are effective and applicable to the Partnership.

(ss)Investment Company. None of the Partnership Entities is, and after giving effect to the issuance and sale of the Units and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, none of the Partnership Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(tt)Books and Records. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Partnership Entities, (i)  transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate.

(uu)No Deficiency in Internal Control Over Financial Reporting. Except as set forth in the Disclosure Package and Final Prospectus, based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership's annual report on Form 10-K for the year ended December 31, 2012, the Partnership's internal controls over financial reporting applicable to the Partnership Entities are effective and the Partnership is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of the Partnership's internal control over financial reporting that are likely to adversely affect the Partnership's ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership's internal control over financial reporting.

(vv)No Changes in Internal Control Over Financial Reporting. Except as set forth in the Disclosure Package and Final Prospectus, since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(uu) hereof, there have been no significant changes in the Partnership's internal control over financial reporting that materially affected or are reasonably likely to materially affect the Partnership's internal control over financial reporting.

(ww)Disclosure Controls and Procedures. Except as set forth in the Disclosure Package and Final Prospectus, (i) the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a‑15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xx)Market Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(yy)Loans to Directors and Officers. The Partnership Entities have provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(zz)Political Contributions. None of the Partnership Entities nor, to the knowledge of the Partnership, any officer, trustee or director purporting to act on behalf of any of the Partnership Entities, has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) engaged in any transactions, maintained any bank accounts or used any partnership or limited liability company funds except for transactions, bank accounts and funds, which have been and are reflected in the normally maintained books and records of the Partnership Entities.

(aaa)Foreign Corrupt Practices Act. No Partnership Entity, nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Partnership Entities and their affiliates have conducted their businesses in compliance with the FCPA; and Cheniere has instituted and maintains policies and procedures applicable to itself and all of its subsidiaries that are reasonably designed to promote and achieve compliance therewith.

(bbb)Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(ccc)Office of Foreign Assets Control. None of the Partnership Entities, nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of a Partnership Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the issuance and sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd)Lending Relationship. Except as disclosed in the Disclosure Package and the Final Prospectus, no Partnership Entity (i) has any material lending or, to the knowledge of the Partnership, other material relationship with any bank or lending affiliate of the Purchasers or (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Purchasers.

(eee)Private Placement. The Partnership has not sold or issued any securities that would be integrated with the issuance and sale of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(fff)FINRA Matters. To the knowledge of the Partnership, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the General Partner's officers or directors, or the Partnership's 5% or greater securityholders, except as set forth in the Disclosure Package and the Final Prospectus.

(ggg)Statistical Data. Any statistical and market-related data included in the Registration Statement or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

(hhh)Listing on the NYSE MKT. On or prior to the Closing Date, the Units will be validly listed on the NYSE MKT, subject to official notice of issuance, and, to the knowledge of the Partnership, there is no violation of any listing requirements or any current or threatened action for delisting.

Any certificate signed by any officer of the General Partner on behalf of the Partnership and delivered to the Purchasers or counsel for the Purchasers in connection with the sale of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to the Purchasers.
2.Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Partnership as follows:

(a)    Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(b)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the purchase of the Units will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of such Purchaser, (ii) any statute, law, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Purchaser or any of its properties, or (iii) any agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the properties of such Purchaser is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of such Purchaser.
(c)    Experience of Purchasers. Such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Partnership and investments in comparable companies. In connection with its decision to purchase the Units, such Purchaser is relying only upon the General Disclosure Package and the representations, warranties, covenants and agreements of the Partnership contained in this Agreement.
(d)    No Manipulation. Such Purchaser has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(e)    Confidentiality Prior to the Date Hereof. Other than to (i) other Persons party to this Agreement and (ii) such Purchaser's attorneys and other advisors in accordance with the terms of such Purchaser's confidentiality agreement with the Partnership or its affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction contemplated by this Agreement (including the existence and terms of such transaction).
(f)    No Group. Such Purchaser is acting independently of the other Purchaser in making its decision to purchase its Units pursuant to this Agreement, and the Purchasers are not acting as a “group” (as defined in Section 13 of the Exchange Act and the Rules and Regulations thereunder), except to the extent such Purchaser is an affiliate of another Purchaser.
3.Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the several Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Partnership, the respective numbers of Units set forth in the introductory paragraph of this Agreement, at a purchase price of $20.75 per unit (the “Purchase Price”).

4.Delivery and Payment. Delivery of and payment for the Units shall be made at 10:30 a.m., Houston time, on March 1, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Purchasers shall designate, which date and time may be postponed by agreement between the Purchasers and the Partnership (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or, upon the order of the Partnership, by wire transfer payable in same-day funds to an account specified by the Partnership.

5.Agreements. The Partnership agrees with each Purchaser that:

(a)Preparation of Final Prospectus and Registration Statement. Prior to Closing Date, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Purchasers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Purchasers reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Purchasers with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchasers of such timely filing. The Partnership will promptly advise the Purchasers (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to the Closing Date, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff prior to the Closing Date for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable. If, at any time prior to the Closing Date, there occurs any event or development which would result in the Prospectus containing an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Partnership will promptly notify the Purchasers of such event and promptly will prepare and furnish to the Purchasers a supplement which will correct such statement or omission.

(b)Price Manipulation. The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(c)Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Final Prospectus and each amendment or supplement to any of them; (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Units; (iii) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE MKT; (iv) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (v) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided, however, that except as otherwise provided in this Section 5(c) or Section 7, the Purchasers shall bear and pay all of their own costs and expenses, including the fees and expenses of their counsel.

6.Conditions to the Obligations of the Purchasers. The several obligations of the Purchasers to purchase the Units shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:

(a)The Final Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)The Partnership shall have requested and caused Andrews Kurth LLP, counsel for the Partnership Entities, to have furnished to the Purchasers their opinion, dated the Closing Date and addressed to the Purchasers, substantially to the effect provided to the underwriters in connection with the offering of Common Units by the Partnership in September 2012, the form of which has been provided to the Purchasers.

(c)The General Partner shall have furnished to the Purchasers a certificate of the Partnership, signed on behalf of the Partnership by the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to the Partnership's knowledge, threatened; and

(iii)since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(d)Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to above, is, in the sole judgment of either Purchaser, material and adverse to the Partnership Entities.

(e)Prior to the Closing Date, the Partnership shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

(f)The Units shall be listed and admitted and authorized for trading on the NYSE MKT, and reasonably satisfactory evidence of such actions shall have been provided to the Purchasers.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of counsel to the applicable Purchasers: Proskauer Rose LLP, Eleven Times Square, New York, New York 10036-8299 and Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, on the Closing Date.
7.Indemnification.

(a)Subject to the provisions of this Section, the Partnership will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of reasonable investigation that any such Purchaser Party may suffer or incur as a result of or relating to any action instituted against a Purchaser in any capacity, or any of them or their respective affiliates, by any unitholder of the Partnership who is not an affiliate of such Purchaser with respect to the Units (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser may have with any such unitholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser, which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Partnership in writing, and the Partnership shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Partnership in writing, (ii) the Partnership has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material difference between the position of the Partnership and the position of such Purchaser Party, in which case the Partnership shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Partnership will not be liable to any Purchaser Party under this Agreement (A) for any settlement by a Purchaser Party effected without the Partnership's prior written consent, which shall not be unreasonably withheld or delayed; or (B) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.

(b)Subject to the provisions of this Section, each Purchaser will indemnify and hold the Partnership and its partners, the General Partner's officers and directors and the employees and agents of affiliates of the Partnership (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Partnership (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Partnership Indemnity”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of reasonable investigation that any such Partnership Indemnity may suffer or incur as a result of or relating to any breach of a Purchaser's representations, warranties or covenants contained in this Agreement.

8.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units for a period of one year after the date of this Agreement. The provisions of Section 7 shall survive the termination or cancellation of this Agreement for a period of one year after the date of this Agreement.

9.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telefaxed to, if to Carp Investments Pte Ltd., at 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891, and if to Pertin Investment Limited, Bosland Limited, Novolink Investments Limited or Claradon Investments Limited, at RRJ Management (HK) Limited 12/F, Man Yee Building, 68 Des Voeux Road, Central, Hong Kong, with a copy in each case to 298 Tiong Bahru Road #13-01 Central Plaza 168730, Singapore and Proskauer Rose, Suite 1701-1705, 17/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, Attention: Yuval Tal and Jay Tai; or, if to GSO Credit-A Partners LP or GSO Palmetto Opportunistic Investment Partners LP, at GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Jonathan Rod; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Cheniere Energy Partners, L.P., at 700 Milam, Suite 800, Houston, Texas 77002 and confirmed to the Corporate Secretary, with a copy to Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attention: Scott Olson.

10.Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the Purchaser Parties referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

11.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Purchasers with respect to the subject matter hereof.

12.Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed within the State of Texas.

13.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

14.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15.Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Applicable Time” means 6:00 p.m. (Central time) on February 24, 2013.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the time of its initial effectiveness on October 24, 2012.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Houston, Texas.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Final Prospectus and (iii) any document incorporated by reference therein.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Final Prospectus” shall mean the prospectus supplement relating to the Units that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 164,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” and “Rule 462” refer to such rules under the Act.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the Purchasers.
Very truly yours,

CHENIERE ENERGY PARTNERS, L.P.
By:	Cheniere Energy Partners GP, LLC, its general partner

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PERTIN INVESTMENT LIMITED

By:	/s/ Ong Tiong Sin
	Name:	Ong Tiong Sin
	Title:	Director

CHENIERE ENERGY PARTNERS, L.P.

COMMON UNIT PURCHASE AGREEMENT SIGNATURE PAGE

BOSLAND LIMITED

By:	/s/ Ong Tiong Sin
	Name:	Ong Tiong Sin
	Title:	Director

CHENIERE ENERGY PARTNERS, L.P.

COMMON UNIT PURCHASE AGREEMENT SIGNATURE PAGE

NOVOLINK INVESTMENTS LIMITED

By:	/s/ Ong Tiong Sin
	Name:	Ong Tiong Sin
	Title:	Director

CHENIERE ENERGY PARTNERS, L.P.

COMMON UNIT PURCHASE AGREEMENT SIGNATURE PAGE

CLARADON INVESTMENTS LIMITED

By:	/s/ Ong Tiong Sin
	Name:	Ong Tiong Sin
	Title:	Director

CHENIERE ENERGY PARTNERS, L.P.

COMMON UNIT PURCHASE AGREEMENT SIGNATURE PAGE

CARP INVESTMENTS PTE LTD.

By:	/s/ Patrick Pang
	Name:	Patrick Pang
	Title:	Authorised Signatory

CHENIERE ENERGY PARTNERS, L.P.

COMMON UNIT PURCHASE AGREEMENT SIGNATURE PAGE

GSO CREDIT-A PARTNERS LP
By: GSO CAPITAL PARTNERS LP, its investment manager

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	General Counsel

CHENIERE ENERGY PARTNERS, L.P.

COMMON UNIT PURCHASE AGREEMENT SIGNATURE PAGE

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
By: GSO CAPITAL PARTNERS LP, its investment manager

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	General Counsel

CHENIERE ENERGY PARTNERS, L.P.

COMMON UNIT PURCHASE AGREEMENT SIGNATURE PAGE

Schedule I

Purchasers

Purchaser	Number of Units
Pertin Investment Limited.............................................................	1,445,783
Bosland Limited............................................................................	1,445,783
Novolink Investments Limited......................................................	9,638,554
Claradon Investments Limited......................................................	2,409,639
Carp Investments Pte Ltd..............................................................	722,891
GSO Credit-A Partners LP.............................................................	963,855
GSO Palmetto Opportunistic Investment Partners LP...................	963,855
Total	17,590,360